Exhibit B: Board Minutes dated June 8, 2001

                      SPECIAL MEETING OF BOARD OF DIRECTORS
                                 JUNE 8TH, 2001


MINUTES of the meeting of the Board of Directors of Knowledge Transfer Systems, Inc. ("Company") held pursuant to notice via teleconference on the above date, commencing at 10:00 a.m. PST.

The following directors were present:

Steve K. Burke, Chairman
John C. Graham, Board Member
Gail C. Burke served as secretary for the meeting.


The following business was conducted and action taken:


1. The Board reviewed the sale of KT Solutions by enSurge, Inc to GoThink!.com.

      RESOLVED THAT:
|X| ENSURGE INC. SELLS KT SOLUTIONS TO GOTHINK!.COM FOR 8,000,000 SHARES OF STOCK. STOCK TRADES AT $2.00 PER SHARE ON DAY OF ACQUISITION.

|X|      GOTHINK.COM  CHANGES NAME TO KNOWLEDGE  TRANSFER  SYSTEMS.  INC.  (OTC:
         KTSI)
|X|      STOCK DISTRIBUTION OF NEW CO:
I. AT DATE OF TRANSACTION, THERE WERE APPROXIMATELY 40,000,000 SHARES OF KTSI OUTSTANDING.
II.      4,000,0000 ARE FREE TRADING, THE BALANCE OF WHICH IS RESTRICTED.
III. THE BOARD VOTED AND UNANIMOUSLY APPROVED THE ISSUANCE OF SAID STOCK TO STEVE K. BURKE NOTED IN THE ATTACHED PROMISSORY NOTE, DATED APRIL 25TH, 2001.
IV. IT IS FURTHER RESOLVED AND UNANIMOUSLY APPROVED, THAT GAIL C. BURKE WILL RECEIVE 50,000 OF STOCK AS COMPENSATION FOR HER DUTIES SERVING AS SECRETARY OF THE CORPORATION FOR NO LESS A TWO YEAR PERIOD.

|X|      ELECTIONS - NOMINATE AND VOTE ON NEW BOARD MEMBERS:

I.       STEVE K. BURKE,  (SKB) -  CHAIRMAN,  MEMBER OF  COMPENSATION  AND AUDIT
         COMMITTEES
II.      JOHN C.  GRAHAM,  (JCG) - DIRECTOR,  MEMBER OF  COMPENSATION  AND AUDIT
         COMMITTEES
III.     JCG TO FORWARD BIO TO SKB
IV.      DAVID MANOVICH - NOMINATED AND VOTED IN AS DIRECTOR (BIO ATTACHED)

|X|      VOTE ON MEMBERS OF COMPENSATION COMMITTEE
|X|      VOTE ON MEMBERS OF AUDIT COMMITTEE
|X|      BOARD COMPENSATION

I. NO BOARD MEMBERS WILL RECEIVE A SALARY FOR SITTING ON THE BOARD FOR THE FORESEEABLE FUTURE, HOWEVER THE COMPANY WILL COVER ALL EXPENSES FOR ATTENDING BOARD AND SHAREHOLDER MEETINGS.
II. BOARD COMPENSATION - OPTIONS ON 50,000 SHARES PER YEAR FOR NEW MEMBERS NOT LISTED ABOVE.

2. The Board reviewed and discussed the change of services for auditors, SEC attorneys, and corporate attorneys. On motion made and duly seconded, it was

      RESOLVED THAT THE COMPANY CONTRACT WITH:

|X| AUDITORS: HANSEN, BARNETT & MAXELL, 345 EAST THIRD STREET SOUTH, SUITE 300, SALT LAKE CITY, UTAH, 84111 (801) 532-2200.
|X| SEC ATTORNEYS: ATLAS PEARLMAN, 350 EAST LAS OLAS BLVD., SUITE 1700, FORT LAUDERDALE, FL 33301
|X| CORPORATE ATTORNEYS: SNOW, CHRISTENSEN & MARTNEAU, 10 EXCHANGE PLACE, 11TH FL., SALT LAKE CITY, UTAH 84145.

3.     KTSI Options Plan - topic discussed and tabled for next Board meeting.

4. The Board reviewed and discussed procurement of Directors and Officers Insurance. On motion made and duly seconded, it was

      RESOLVED THAT:
|X|      CFO OBTAIN THREE BIDS FOR D&O COVERAGE

5. Miscellaneous:
         Lock-Up/Leak-out Agreement and Promissory Note for Stock Distribution to John C. Graham.

6. Meeting of the Board of Directors:
      The next meeting of the Board of Directors will be held on August 3, 3001 at 12 pm at John C. Grahams Corporate offices:

         ICat Managers
         2995 Wilderness Place, Suite INE
         Boulder, CO  80301

7. There being no further business to bring before the body, the meeting was adjourned at 11:00 am.





/s/ _ Gail C. Burke __________
Gail C. Burke, Secretary